                                                                    EXHIBIT 99.2

                         FORM OF DAVENPORT LYONS OPINION

                [TO BE TYPED ON DAVENPORT LYONS HEADED NOTEPAPER]

To:      World Gold Trust Services, LLC
         444 Madison Avenue
         3rd Floor
         New York, NY 10022

                                                               2004

Dear Sirs,

STREETTRACKS(R) GOLD TRUST - FORM S-1 REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

1.       We act as English legal advisers to World Gold Trust Services, LLC, a
         Delaware limited liability company (THE COMPANY), in connection with the preparation and filing of a Registration Statement on Form S-1
         (Registration No. 333-105202), as amended (THE REGISTRATION STATEMENT), including the prospectus included in Part I of the Registration
         Statement (THE PROSPECTUS), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (THE 1933 ACT). The
         Registration Statement relates to the proposed registration under the
         1933 Act of 120,000,000 shares of fractional undivided beneficial interest in and ownership of the Trust.

2.       Unless otherwise defined herein, the words and expressions used in this letter shall have the same meaning as those words and expressions defined in the Registration Statement.

3.       We are solicitors qualified in England and express no opinion as to any law other than English law at the date hereof. This opinion is governed by and construed in accordance with English law.

4.       For the purpose of the opinion contained in this letter, we have examined the following only:

4.1      Amendment no 4 to the Registration Statement and the Prospectus
         contained therein; and

4.2      the streetTRACKS(R) Gold Trust Allocated Bullion Account Agreement and
         made between HSBC Bank USA, National Association, as custodian (1) and
         The Bank of New York, as trustee (2), as filed as an exhibit to the
         Registration Statement; and

4.3      the streetTRACKS(R) Gold Trust Unallocated Bullion Account Agreement
         and made between HSBC Bank USA, National Association, as custodian (1)
         and The Bank of New York, as trustee (2), as filed as an exhibit to the
         Registration Statement; and

4.4      the form of streetTRACKS(R) Gold Trust Participant Unallocated Bullion
         Account Agreement made between HSBC Bank USA, National Association, as custodian (1) and [Authorised Participants] (2), as filed as an exhibit to the Registration Statement.

5.       The opinion set out in this letter is based upon the following assumptions:

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5.1      that the Registration Statement and Prospectus and the agreements referred to in paragraphs 4.2, 4.3 and 4.4 above (THE CUSTODY
         AGREEMENTS) which we have examined and on which we have based the opinion set out in this letter are in the form in which they will be executed and delivered;

5.2      that all signatures, stamps or seals, if any, on all documents supplied to us as originals or as copies of originals are genuine;

5.3      that all documents submitted to us are authentic and complete;

5.4      that all documents submitted to us as copies conform to the original documents and such originals are authentic and complete;

5.5      that the Custody Agreements and the arrangements to which they give rise are not illegal, non-binding or unenforceable under or by virtue of any applicable laws outside England (as to which we express no opinion);

5.6      that to the extent that any obligation under the Custody Agreements, is to be performed in any jurisdiction other than England, its performance will not be illegal, non-binding or unenforceable under the laws of such jurisdiction (as to which we express no opinion);

5.7      that the Custodian, the Trustee and any other person referred to in the
         Registration Statement, the Prospectus or the Custody Agreements have been duly incorporated and are validly existing and will have due power and authority (at the relevant time) to enter into and be bound by the arrangements contemplated by the Registration Statement, the Prospectus and the Custody Agreements; and

5.8      that the arrangements for the custody of the gold bullion deposited with and held by the Trust are correctly described in those sections of the Registration Statement which are identified as Exhibit A to this letter (RELEVANT SECTIONS) and in the Custody Agreements and that no information that might be relevant for the purposes of the opinion contained herein has been withheld from us (whether deliberately, accidentally or otherwise).

6.       ON THE BASIS OF THE FOREGOING AND SUBJECT TO THE LIMITATIONS AND
         QUALIFICATIONS DESCRIBED IN THE RELEVANT SECTIONS AND IN RELIANCE
         THEREON AND SUBJECT TO THE QUALIFICATIONS SET OUT BELOW AND TO MATTERS
         NOT DISCLOSED TO US, WE CAN CONFIRM, AS OF THE DATE HEREOF THAT, WE
         HAVE REVIEWED THE RELEVANT SECTIONS AND WE ARE OF THE OPINION THAT TO
         THE EXTENT ENGLISH LAW APPLIES TO THE RELEVANT SECTIONS, THE RELEVANT
         SECTIONS DO NOT CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT RELATING
         TO ENGLISH LAW.

7.       The opinion set out in paragraph 6 above (OPINION) is subject to the following qualifications:

7.1      we have assumed that the Registration Statement and Prospectus will not be used for the purpose of any offering of Shares or other securities in or into the United Kingdom. We do not give any opinion that the
         Registration Statement and Prospectus is in compliance with any securities legislation pertaining in the United Kingdom for this purpose;

7.2      we have reviewed the Relevant Sections in isolation from the rules, regulations, practices and customs of the London Bullion Market
         Association and/or the Bank of

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         England as well as from the rules, regulations, practices, customs and laws of any other applicable government, regulatory body or government authority applicable to gold or banking or custody arrangements and as to which we consequently express no opinion;

7.3      we do not express any opinion in relation to the compliance of the
         Registration Statement or the offering of Shares thereunder with the laws, rules, requirements, customs or practices of the Securities and
         Exchange Commission or any other regulatory authority;

7.4      we have reviewed the Relevant Sections in isolation from the rest of the Registration Statement and give no opinion on any arrangement for the custody of the gold bullion or any other matter which may relate to
         English law which is described or referred to outside the Relevant
         Sections;

7.5      our review of the Relevant Sections was limited to an examination of the English law aspects of the statements made therein;

7.6      we do not give any opinion herein as regards the likely outcome of the bringing of proceedings in relation to the Custody Agreements in New
         York or any other jurisdiction;

7.7      in so far as the Opinion may express or be deemed to express any opinion as to future events or matters, the Opinion is based solely upon existing law in force as at today's date and upon existing documents of which we have knowledge.

8.       This opinion is furnished by Davenport Lyons to World Gold Trust
         Services, LLC for use in connection with the filing of the Registration
         Statement.

9.       We consent to the filing of this Opinion as an exhibit to the
         Registration Statement.

Yours faithfully

DAVENPORT LYONS

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                                    EXHIBIT A

                                RELEVANT SECTIONS

The page references below refer to the pages of the Registration Statement.

1.       Pages 11/12 - "Risk Factors" - The risk factor entitled "The Trust may not have adequate sources of recovery if its gold is lost, damaged, stolen or destroyed and recovery may be limited, even in the event of fraud, to the market value of the gold at the time the fraud is discovered."

2.       Page 12/13 - "Risk Factors" - The risk factor entitled "Because neither the Trustee nor the Custodian oversees or monitors the activities of subcustodians who may hold the Trust's gold, failure by the subcustodians to exercise due care in the safekeeping of the Trust's gold could result in a loss to the Trust."

3.       Page 13 - "Risk Factors" - The risk factor entitled "The ability of the
         Trustee and the Custodian to take legal action against subcustodians may be limited, which increases the possibility that the Trust may suffer a loss if a subcustodian does not use due care in the safekeeping of the Trust's gold".

4.       Page 13 - "Risk Factors" - The risk factor entitled "Gold held in the
         Trust's unallocated gold account and any Authorized Participant's unallocated gold account will not be segregated from the Custodian's assets. If the Custodian becomes insolvent, its assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant.
         In addition, in the event of the Custodian's insolvency, there may be a delay and costs incurred in identifying the bullion held in the Trust's allocated gold account".

5.       Page 37 - "The Trustee - The Trustee's Role" - In the first paragraph of this section, the following sentence only: "In addition, the Trustee has no right to visit the premises of any subcustodian for the purposes of examining the Trust's gold or any records maintained by the subcustodian, and no subcustodian is obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian".

6.       Pages 44-46 - "Custody of the Trust's Gold".

7.       Pages 47-50 - "Description of the Custody Agreements".

8.       Page 51 - "Creation and Redemption of Shares" - In the fourth paragraph, the following sentences only: "Gold held in Authorized
         Participant Unallocated Accounts is not segregated from the Custodian's assets, as a consequence of which an Authorized Participant will have no proprietary interest in any specific bars of gold held by the
         Custodian. Credits to its Authorised Participant Unallocated Account
         are therefore at risk of the Custodian's insolvency."

9.       Page 55 - "Creation and Redemption of Shares - Redemption Procedures -
         Delivery of redemption distribution" - In the second paragraph, the following sentence only: "The Authorised Participant and the Trust are each at risk in respect of gold credited to their respective unallocated accounts in the event of the Custodian's insolvency."

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